Exhibit 4.1

AGREEMENT AND DECLARATION OF TRUST

OF

GLOBAL CURRENCY GOLD TRUST

THIS AGREEMENT AND DECLARATION OF TRUST (this “Agreement”) is made as of August 27, 2014, by and between WGC USA ASSET MANAGEMENT COMPANY, LLC, as sponsor (the “Sponsor”), and CSC TRUST COMPANY OF DELAWARE, as trustee (the “Trustee”). The parties hereto hereby agree as follows:

1. The trust created hereby shall be known as “Global Currency Gold Trust” (the “Trust”), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust organized through one or more series (each, a “Series”) under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Delaware Act”), and that this Agreement constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the Delaware Act.

3. Each Series will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such series only. Each Series will hold physical gold bullion and seek to reflect the price of gold bullion referenced in one or more currencies and each of whose Shares are, or will be, registered under the Securities Act of 1933, as amended.

4. The Sponsor and the Trustee are authorized and directed to enter into an amended and restated agreement and declaration of trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated agreement and declaration of trust, the Sponsor shall take any action necessary to obtain any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions requested by the Sponsor pursuant to a written instruction letter which the Sponsor deems necessary, convenient or incidental to effect the transactions contemplated herein. Except as otherwise expressly required by Section 2 or 6 herein, the Trustee shall not have any duty or obligation under or in connection with this Agreement or any document contemplated hereby, including, without limitation, with respect to the administration of the Trust, and no implied duties or obligations shall be inferred from or read into this Agreement against or with respect to the Trustee. The Trustee has no duty or obligation to supervise or monitor the performance of, or compliance with this Agreement by, the Sponsor or any beneficial owner or any other trustee of the Trust. The Trustee shall not be liable for the acts or omissions of the Sponsor or any beneficial owners or any other trustee of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Sponsor. The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

5. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to negotiate, execute, deliver and perform on behalf of the Trust one or more (a) purchase agreements,

escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of beneficial interests and/or any other interests in the Trust, and (b) assignments, asset transfer agreements, leases, and other similar or related agreements providing for or relating to the acquisition and/or disposition of assets by the Trust; (ii) to take any and all actions to enable the Trust to hold assets, including without limitation, to invest and reinvest finds contributed to the Trust from time to time; (iii) to prepare, execute and file any Registration Statement with the U.S. Securities and Exchange Commission and any required tax returns; (iv) to cause the Trust to issue beneficial interests and/or other interests in the Trust in exchange for such consideration to be contributed to the Trust as the Sponsor deems appropriate and cause the Trust to issue one or more certificates, in such form as it deems appropriate, evidencing such interests in the Trust; (v) to prepare, execute and deliver on behalf of the Trust any and all documents, papers and instruments as it deems desirable in connection with any of the foregoing and (vi) to delegate those of its duties hereunder as it shall determine from time to time.

6. The Trustee is authorized to take such action or refrain from taking such action under this Agreement as it may be directed in writing by the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

7. The Sponsor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 7. The obligations of the Sponsor under this Section 7 shall survive the resignation or removal of any trustee of the Trust, shall survive the termination of this Agreement and the termination of the Trust.

8. The number of trustees of the Trust initially shall be one (1) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, to the extent required by the Delaware Act, there shall at all times be one trustee of the Trust that shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days’ prior notice to the Sponsor and the other trustee(s), if any.

9. This Agreement may be executed in one or more counterparts.

10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Declaration of Trust to be duly executed as of the day and year first above written.

WGC USA ASSET MANAGEMENT COMPANY, LLC, as Sponsor

By:	/s/ Gregory S. Collett
	Name:	Gregory S. Collett
	Title:	Authorized Representative

CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/s/ Joseph McFadden
	Name:	Joseph McFadden
	Title:	Vice President

3